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                       SEWARD & KISSEL LLP
                     One Battery Park Plaza
                      New York, N.Y. 10004

                    Telephone (212) 574-1200
                    Facsimile: (212) 480-8421






                                  May 6, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                 Alliance Health Care Fund, Inc.
                        (CIK# 0001085421)


Dear Ladies and Gentlemen:

         On behalf of Alliance Health Care Fund, Inc., a Maryland corporation (the "Fund"), we submit for filing the Fund's Notification of Registration on Form N-8A and its Registration Statement on Form N-1A in connection with the registration of the Fund under the Investment Company Act of 1940, as amended, and the registration of an indefinite number of shares of Class A, Class B and Class C Common Stock of the Fund, par value $.001 per share, under the Securities Act of 1933, as amended.

         Please contact the undersigned in writing or by telephone at (212) 574-1295, or contact Thomas G. MacDonald of this office at (212) 574-1263 with any questions or comments regarding these filings.

                                  Very truly yours,


                                  /s/ Michael Hession


Enclosures

00250248.AA8